For Immediate Release	Release No. 08-04

INDUSTRIAL DISTRIBUTION GROUP, INC.	For Additional Information, Contact:
(NASDAQ: IDGR)	Jack P. Healey
Executive Vice President and
Chief Financial Officer
Industrial Distribution Group, Inc.
(404) 949-2100
www.idglink.com
INDUSTRIAL DISTRIBUTION GROUP, INC. PREPARES TO ACCEPT SUPERIOR OFFER
OF $11.75 PER SHARE TO ACQUIRE THE COMPANY
Board Gives Notice of Intent to Change Recommendation
of Platinum Equity Merger Agreement at $10.30 per share
ATLANTA, April 16, 2008 — Industrial Distribution Group, Inc. (“IDG” or the “Company”) (NASDAQ: IDGR), a leading nationwide supplier of maintenance, repair, operating and production (MROP) products and Flexible Procurement Solutions services to manufacturers and other industrial users, announced today that its Board of Directors intends to withdraw its recommendation of the pending acquisition of the Company by an affiliate of Platinum Equity Advisors, LLC (“Platinum Equity”), in order to accept and recommend the definitive offer received from WESCO Distribution, Inc. (“WESCO”) to acquire the Company for a price of $11.75 per share in cash to the Company’s stockholders. The pending acquisition by Platinum Equity, which was approved on February 20, 2008, would pay the Company’s stockholders $10.30 per share in cash. The Board of Directors unanimously determined that the WESCO offer, which was made by delivery of an executed Agreement and Plan of Merger, is a “Superior Proposal” under the merger agreement between the Company and Platinum Equity.
     Pursuant to its February 20 merger agreement with Platinum Equity (the “Platinum Merger Agreement”), the Company has notified Platinum Equity of the Board of Directors’ determination, and Platinum Equity has the option to match or top the $11.75 per share price offered by WESCO. Under the Platinum Merger Agreement, Platinum Equity has until close of business on April 21, 2008 to match or top the WESCO Superior Proposal. Depending upon Platinum Equity’s response (and WESCO’s counter-response, if any), Platinum Equity could have an additional three business-day period under the Platinum Merger Agreement to consider its options before the Company could execute an agreement with WESCO. WESCO’s definitive offer expires at 5:00 p.m. Eastern Time on April 23, 2008, if not accepted by the Company, unless it is extended by WESCO.
     The Company also announced that Luther King Capital Management (“LKCM”), whose affiliate on April 4, 2008 proposed a price of $11.70 per share in cash to acquire the Company, is being permitted to continue its evaluation of the Company during this period, if it chooses to do so based on a belief that it may be able to offer a superior outcome for the Company’s stockholders.
     Richard M. Seigel, Chairman of the Board, commented: “We are pleased by this definitive recognition of additional value for IDG that can be delivered to our stockholders. While we do not know whether Platinum Equity or the Luther King companies will decide to offer a superior outcome for our stockholders, it is consistent with our contractual obligations to Platinum Equity and fiduciary duties to our stockholders to provide both of them a reasonable opportunity to do so.”

IDG/3
     If Platinum Equity does not match or top the $11.75 price offered by WESCO, and the Company executes the merger agreement delivered by WESCO, the date for the special meeting of stockholders, presently scheduled for May 1, 2008, would be rescheduled in order to satisfy the required period for notice. The Company would distribute a revised proxy statement to its stockholders in connection with their vote on the merger with WESCO. Under the Platinum Merger Agreement, the Company would also be required to pay a 3% break-up fee to Platinum Equity. WESCO has agreed to reimburse the Company for the payment of the break-up fee to Platinum Equity under certain conditions.
     WESCO is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. WESCO is the “Bidder D” referred to in the Company’s March 31, 2008 proxy statement and in the Company’s April 8, 2008 press release, at which time WESCO had proposed a price of $11.00 per share subject to confirmatory due diligence.
ABOUT IDG
IDG is a nationwide distributor of products and services that creates competitive advantages for its customers. Recognized for its broad product offering, the Company has earned a strong reputation as a specialty distributor with considerable technical and product application expertise. This expertise is found in the Company’s more specialized lines that include cutting tools, hand and power tools, abrasives, material handling equipment, coolants, lubricants, and safety products. The Company provides virtually any MROP product that its customers may require.
Through its business process outsourcing services, the Company offers an array of value-added MROP services such as Flexible Procurement Solutions™. These solutions emphasize and utilize IDG’s specialized supply chain knowledge in product procurement, management and applications and in-process improvements to deliver documented cost savings for customers. IDG’s associates work full time in more than 100 customers’ manufacturing facilities to ensure process improvements, documented cost savings and continuous improvement.
IDG serves approximately 12,000 active customers, representing a diverse group of large and mid-sized national and international corporations including BorgWarner Inc., Boeing Company, Kennametal, Inc., Duracell, Ford Motor Company, Honeywell International Inc., Danaher Corporation, and Pentair Inc., as well as many local and regional businesses. The Company sells in 49 of the 50 states and has a presence in 43 of the top 75 manufacturing markets in the United States and China.
ADDITIONAL INFORMATION
Important Additional Information Regarding the WESCO definitive offer will be filed with the SEC.
This press release may be deemed to be soliciting material relating to the proposed merger between IDG and Platinum Equity or a potential proposed merger between IDG and WESCO. In connection with the proposed merger with Platinum Equity, IDG has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). IDG will file supplemental proxy solicitation materials as required by law and SEC regulations. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY ADDITIONAL FILED PROXY MATERIALS BECAUSE THESE CONTAIN, THEY WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Stockholders may obtain a free copy of the proxy statement and other relevant documents

IDG/4
filed with the SEC from the SEC’s website at http://www.sec.gov. IDG’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Industrial Distribution Group, Inc., 950 E. Paces Ferry Road, Suite 1575, Atlanta, GA 30326 (404) 949-2100, or from IDG’s website, www.idglink.com.
IDG and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from IDG’s stockholders with respect to any merger with Platinum Equity or WESCO. Information about IDG’s directors and executive officers and their ownership of IDG common stock is set forth in the proxy statement filed with the SEC on April 2, 2008. Stockholders and investors may obtain additional information regarding the interests of IDG and its directors and executive officers in the proposed transactions, which may be different than those of IDG’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transactions, when they have been filed with the SEC.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
The foregoing contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements relating to expected operating results and future performance, as well as future events and developments, are forward-looking statements and are not historical in nature. Generally, the words “looking forward”, “believe”, “expect”, “intend”, “estimate”, “anticipate”, “likely”, “project”, “may”, “will” and similar expressions identify forward-looking statements. The Company warns that any forward-looking statements in this release involve numerous risks and uncertainties related to the consummation of the transaction. These risks and uncertainties include, but are not limited to, (i) the possibility of amended proposals by Platinum Equity or WESCO, (ii) stockholder approval of a proposed transaction, and (ii) satisfaction of conditions to a proposed transaction, many of which are based on IDG’s current expectations and assumptions and involve certain unknown risks and uncertainties. If these or other significant risks and uncertainties occur, or if our underlying assumptions prove inaccurate, our actual results could differ materially and the conditions to the consummation of the transaction may not be satisfied. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. Moreover, pursuant to the Private Securities Litigation Reform Act of 1995, such statements speak only as of the date they were made, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
Contact:

Jack P. Healey

Executive Vice President and Chief Financial Officer

Industrial Distribution Group, Inc.

(404) 949-2100
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